UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 20, 2007

TRESTLE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
Delaware	0-23000	95-4217605
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PO Box 4198 Newport Beach, California	92661
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (949) 673-1907

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 20, 2007, the Company entered into a Share Purchase Agreement with W-Net, Inc. (“W-Net”), under which W-Net agreed to purchase, and the Company agreed to sell, an aggregate of 135,000,000 shares of common stock of Trestle Holdings, Inc for a purchase price of $350,000, or $0.00259 per share of which the Company will retain $75,000 to fund operations. The remaining $275,000 will be distributed along with other cash in the Company to Stockholders of record on April 19,2007. The transaction is expected to close on or before May 4, 2007. A copy of the Share Purchase Agreement is attached to this Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 5.01 CHANGES IN CONTROL OF REGISTRANT.

Pursuant to the terms of the Share Purchase Agreement and effective as of the closing of the transactions under the Share Purchase Agreement, W-Net will own 135,000,000 shares of the Company’s common stock out of a total of 143,257,214 to be issued and outstanding at the closing, or approximately 94%.

Item 5.02. - DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Pursuant to the terms of the Share Purchase Agreement, upon the closing of the transactions contemplated therein, the Company agreed that the current directors of the Company will appoint new directors to be designated by W-Net, and will thereafter resign effective as of the closing.

Item 7.01. - REGULATION FD DISCLOSURE.

On April 20, 2007, the Company entered into a Share Purchase Agreement with W-Net, who agreed to purchase, and the Company agreed to sell, an aggregate of 135,000,000 shares of common stock of Trestle Holdings, Inc for a purchase price of $350,000, or $0.00259 per share of which the Company will retain $75,000 to fund operations. A copy of the Share Purchase Agreement is attached to this Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

On April 19, 2007, the Company’s Board of Directors approved a distribution of substantially all of the Company’s cash, including proceeds from the Share Purchase Agreement (other than any amounts required to be held back pursuant to the terms of the Share Purchase Agreement), aggregating approximately $1.0 million to the shareholders of record as of April 19, 2007. This excludes the shares issued under the Share Purchase Agreement.

Item 9.01. - FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements.

Not applicable.

(b)	Pro Forma Financial Information

Not applicable

(c)	Exhibits

10.1    Share Purchase Agreement dated April 20, 2007, by and between the Company and W-Net, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRESTLE HOLDINGS, INC.

April 23, 2007                      /s/ ERIC STOPPENHAGEN
Eric Stoppenhagen
Interim President

EXHIBIT INDEX

Exhibit Number	Description
10.1	Share Purchase Agreement dated April 20, 2007, by and between the Company and W-Net, Inc.